UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2023

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 13, 2023, BioRestorative Therapies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company’s stockholders: (i) elected the nominees as the Class III directors, (ii) approved an amendment to the Company’s 2021 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 2,500,000 to 3,850,000, and (iii) ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to the nominees for Class III directors and a listing of the votes cast for and against, as well as abstentions and broker non-votes, with respect to the other matters voted upon at the Annual Meeting, as applicable.

1.	Election of Class III Directors:

	Number of Shares
	For	Withheld	Broker Non-Votes
Lance Alstodt	864,671	6,038	1,907,427
Patrick F. Williams	662,099	208,610	1,907,427

2.	Approval of amendment to the Company’s 2021 Stock Incentive Plan:

For	571,623
Against	276,247
Abstentions	22,839
Broker Non-Votes	1,907,427

3.	Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	2,751,541
Against	15,525
Abstentions	11,070

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: September 15, 2023	By:	/s/ Lance Alstodt
Lance Alstodt
President and CEO